United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2009
(Date of Report)

GetFugu, Inc.
(Exact name of Company as specified in its charter)

Nevada	333-143845	20-8658254
(State of incorporation)	(Commission File Number)	(IRS Employer Number)

600 Townsend Street Suite 129 E San Francisco CA (Address of principal executive offices)	94103 Zip Code

415-848-8800 (Company’s telephone number, including area code)
______________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01         Entry into a Material Definitive Agreement.

Responsive information to this Item can be found under item 2.01 below.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before entering into the Assignment Agreement (as defined below). Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 (17 CFR 249.210b) under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Company and its securities upon consummation of the Assignment Agreement.

Pursuant to Item 2.01(f) of Current Report on Form 8-K, a portion of the disclosures required thereunder has been previously reported, and is incorporated by reference into this Current Report on Form 8-K and disclosure under this Item is contained in the following: Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Items 11, 12 and 13 of Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; Current Reports on Form 8-K filed September 5, 2008,October 8, 2008, February 5, 2009, March 2, 2009, and March 16, 2009; and Form SB-2/Amendment No. 1 filed with the SEC on July 18, 2007.

Assignment Agreement

Effective April 9, 2009, we entered into an Agreement for the Assignment of Patent Rights (the “Assignment Agreement”) with MARA Group Ltd.  Pursuant to the Assignment Agreement the Company acquired eight patent applications (the “Patent Applications”) from MARA Group Ltd. in exchange for 25 million shares of Common Stock of the Company.  Prior to the closing of this transaction MARA Group Ltd. was deemed to be an “affiliate” of ours, as an owner of more than ten (10%) percent of our outstanding Common Stock.

Business

Introduction

GetFugu, Inc, (“GetFugu,” “Company,” “we,” “us,” or “our”), is developing next generation mobile search tools. Our technology is designed to play on the strengths of mobile handheld devices (mobile phones) and assist consumers to retrieve content more expediently. Consumers can download GetFugu application tools to their mobile phone device.  The GetFugu applications allow consumers to retrieve content and eliminates the need to type a website address or search term into a browser.

We currently have four products under development.

1.
See It (ARL): “Vision recognition” The GetFugu application recognizes logos and products through any mobile phone camera. Consumers simply point their phone at a logo and retrieve content from the brand owner.

2.	Say It (VRL): “Voice recognition” The consumer can simply speak into the phone to retrieve content. In addition to brand names, the consumer can say generic keywords such as “best pizza” or “ATM”.
3.
Find It (GRL): “Location recognition” For local content, GetFugu is designed to work with the GPS systems of today’s mobile phones. The application will return content, based on the proximity to the user. A keyword of “pizza” will return the five closest pizza parlors.  Local businesses can pay for voice-activated key words to position themselves at the top of the search list.

4.
Get it (Hotspotting): GetFugu provides advertisers with a way to monetize their marketing efforts through a mobile ecommerce tool called Hot-Spotting, which enables the consumer to purchase or retrieve information on any item featured in the video simply by touching it on the screen. This function is currently limited to touch-screen phones and selected Blackberry models.

Market Analysis

With nearly 4 billion handheld devices in the world, mobile phones outnumber PCs nearly 4-to-1. We believe mobile phones provide an attractive advertising platform. Currently, advertising to mobile phone customers (“MPC”) has been limited because there is no industry standard for retrieving the content they seek.   When a MPC wishes to retrieve content they have to use traditional methods via search engines like Google or Yahoo to receive the information they seek.  We seek to improve the way MPC search for content by using the technology applications it has developed.

The Challenges in Mobile Advertising

Today’s mobile devices continue to improve at an exponential rate. Processing power is increasing, displays are crisper and peripheral hardware such as cameras, gyroscopes and accelerometers are being integrated. Because of this, it is possible to develop new applications that offer rich multimedia experiences for end users. However, though hardware continues to improve, data entry continues to be an awkward process. While some phones contain physical keyboards, they are often difficult to use because of their size and require the user to focus their attention on the device. Virtual (on screen) keyboards can be awkward as well – as they do not provide users with tactile feedback. Multi-tap interfaces are even more burdensome, requiring the user to press a key multiple times to select a corresponding letter.

Current Mobile Phone Market

As of 2008, 96.3% of all cell phones contained a camera.  The Company believes that the mobile phone sector will be the next large-scale arena for advertising campaigns. In addition, the number of cell phones that contain a GPS (“Global Positioning System”) is increasing. It is estimated that 95% of new cell phones will contain a GPS unit.  Currently, the majority of cellular phones have a microphone.  We believe it is possible to leverage these components to provide new advertising paths for businesses while reaching a large target audience.

Simplifying the Mobile Search Process

For technology to be widely accepted it must be simple; otherwise, both consumers and advertisers can be lost in a sea of complexity. In our implementation, we present a comprehensive, unified interface that allows end users to perform queries based on visual, auditory and location-based information. While running the application, the user can speak a command, capture an image, or use their location, and receive a wealth of information about specific products or nearby vendors. The end goal is the same: to find out more about a product or company.  The technology must be simple for advertisers as well. In our implementation, an advertiser simply uploads their logo for ARL, types in a keyword for VRL and optionally uses a simple drag-and-click map interface to define an advertising region. Once they have entered their information into the system, it becomes active for all end users.

Competitive Analysis

With the introduction of smart phones, we believe we will have the ability to introduce our technology applications to the mobile communication world with little to no impediments.  We believe the market “timing” for the launch of our mobile technology platform is excellent, as it is being introduced at a time when advertising in the mobile phone marketplace is in its infancy.

Competition

We could face substantial competition from companies such as Google, Yahoo and Microsoft if they were to develop similar technologies and enter the wireless mobile phone sector.  We are not aware of any similar type technologies that have been developed or are currently being marketed or sold in the marketplace.

Revenue Model

We anticipate that we will use a DNS registration (monthly subscription) business model and charge $9.99/mo (for small businesses), $99/mo for companies with ten or more employees. This fee is based on a single logo (“markers”) or keyword and includes a single ARL/VRL/GRL for an unlimited amount of traffic. We believe that Fortune 500 companies that use multiple forms of advertising will purchase multiple markers to track their ads.  Hotspotting involves a revenue split with the advertiser on a transaction basis.  We believe the market potential for these applications is global and includes both national and local advertisers in each area.  These advertisers have an estimated 350,000,000 logos worldwide. Each of these is a potential advertiser.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements and notes thereto included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2008.

Overview

We are developing next generation mobile search tools. Our technology is designed to play on the strengths of mobile handheld devices (mobile phones) and assist consumers to retrieve content more expediently. Consumers can download GetFugu application tools to their mobile phone device.  Our applications allow consumers to retrieve content and eliminate the need to type a website address or search term into a browser.

We currently have four products under development.

1.    See It (ARL): “Vision recognition” The GetFugu application recognizes logos and products through any mobile phone camera. Consumers simply point their phone at a logo and retrieve content from the brand owner.
2.    Say It (VRL): “Voice recognition” The consumer can simply speak into the phone to retrieve content. In addition to brand names, the consumer can say generic keywords such as “best pizza” or “ATM”.
3.    Find It (GRL): “Location recognition” For local content, GetFugu is designed to work with the GPS systems of today’s mobile phones. The application will return content, based on the proximity to the user. A keyword of “pizza” will return the five closest pizza parlors.  Local businesses can pay for voice-activated key words to position themselves at the top of the search list.
4.    Get it (Hotspotting): GetFugu provides advertisers with a way to monetize their marketing efforts through a mobile ecommerce tool called Hot-Spotting, which enables the consumer to purchase or retrieve information on any item featured in the video simply by touching it on the screen. This function is currently limited to touch-screen phones and selected Blackberry models.

Background

We were incorporated in the State of Nevada on March 14, 2007 under the name Madero, Inc.  On August 29, 2008, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Mike Lizarraga (our then sole director, and our former President, Chief Executive Officer, and Chief Financial Officer), and Media Power, Inc. (“MPI”). Pursuant to the terms and conditions of the Stock Purchase Agreement, MPI acquired 48,000,000 shares of our common stock (this number is post 12 for 1 forward split which was effectuated on January 23, 2009), or approximately 48.07% of our issued and outstanding shares of common stock from Mr. Lizarraga.

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, Mike Lizarraga tendered his resignation as the sole director, which resignation was effective October 9, 2008.  On October 9, 2008, Richard Jenkins was appointed as the Chairman of the Board of Directors and sole director.  On August 29, 2008, Mr. Jenkins was named President, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.  Effective January 30, 2009, the following three individuals were appointed to serve as members of the Board of Directors to hold office until his successor is elected at an annual or a special meeting of our stockholders: Leatham Stern, Jason Irwin, and Mark Lapresle; Leatham Stern was named Chairman of the Board of Directors.  Richard Jenkins tendered his resignation as our Chief Executive Officer, President, Chief Financial Officer, and Secretary effective January 30, 2009.  Effective January 30, 2009 Jason Irwin, was elected to serve as our President, Chief Executive Officer, Chief Financial Officer, and Secretary.  Effective April 2, 2009 Jason Irwin resigned as a member of the Board of Directors and as our President, Chief Executive Officer, Chief Financial Officer and Secretary.  Effective April 4, 2009 Bernard Stolar was elected to serve as our President and Chief Executive Officer.  Effective April 9, 2009 Eric Stoppenhagen was elected to serve as out Interim Chief Financial Officer and Secretary.

Prior to the closing of the transactions referenced in the Stock Purchase Agreement, the Company was a development stage company that intended to open and operate children’s themed restaurants in Mexico.  Through that date, the Company’s activities had been limited to its formation, business plan and raising capital.  Since that date, the Company is investigating turning its business strategy and activities toward developing next generation mobile search tools.

On January 23, 2009, we amended our Articles of Incorporation to increase the number of authorized common stock, par value $0.001 per share, from 75,000,000 to 500,000,000.  On February 11, 2009, we conducted a forward split of our Common Stock whereby every one issued and outstanding shares of Common Stock was automatically split into 12 shares of Common Stock.

Effective March 25, 2009, we amended our Articles of Incorporation to change our name to GetFugu, Inc.

Effective April 9, 2009, we entered into an Agreement for the Assignment of Patent Rights (the “Assignment Agreement”) with MARA Group Ltd.  Pursuant to the Assignment Agreement the Company acquired eight patent applications (the “Patent Applications”) from MARA Group Ltd. in exchange for 25 million shares of Common Stock of the Company.  Prior to the closing of this transaction MARA Group Ltd. was deemed to be an “affiliate” of ours, as an owner of more than ten (10%) percent of our outstanding Common Stock.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance and through December 31, 2008 we did not generate any revenues since inception. We cannot guarantee that the newly created company will be successful in its business operations.

During the fiscal 2008 year which ended December 31, 2008, we were a start-up stage corporation and have not generated or realized any revenues from our business operations.

In April of 2009 the Company raised a total of $502,500 in a private placement of 1,005,000 shares of restricted common stock at $0.50 a share in April 2009. (see Item 3.02  Unregistered Sales of Equity Securities)

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services.

Fiscal Year 2008 Compared to Fiscal Year 2007

Results from Operations

The information below represents our historical numbers.  These numbers are not meaningful going forward due to the sale of all of our business lines.

Revenues

Revenues were zero for the years ended December 31, 2008 and 2007, respectively.

Cost of Sales

Cost of sales was zero for the years ended December 31, 2008 and 2007, respectively.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $21,802 and $26,448 for the years ended December 31, 2008 and 2007, respectively.

Liquidity and Capital Resources

Net cash used in operating activities was $19,927 and $26,698 in the years ended December 31, 2008 and 2007, respectively.  The decrease was primarily due to the forgiveness of debt in 2008.

Net cash provided by investing activities was zero in 2008 and 2007.

Net cash provided by financing activities was $17,025 and $29,600 in 2008 and 2007, respectively.

We have suffered recurring losses from operations and have an accumulated deficit of $48,250 and $26,448 in 2008 and 2007, respectively.  Previously, we were a non-operating public company. We have recently commenced operations.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our business needs.  We will rely on funding from investors for our cash needs.  Our ability to continue may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses in connection with seeking a suitable transaction.

In April of 2009 the Company raised a total of $502,500 in a private placement of 1,005,000 shares of restricted common stock at $0.50 a share in April 2009. (see Item 3.02  Unregistered Sales of Equity Securities)

Going Concern

The Company’s auditors have noted substantial doubt as to the Company’s ability to continue as a going concern as a result of our dependence on raising capital to sustain operations, our failure to establish profitable operations, and an accumulated deficit of $48,250 as of December 31, 2008. Our ability to continue as a going concern requires that we either realize net income from operations or obtain funding from outside sources. Management’s plan to address our ability to continue as a going concern includes (i) obtaining funding from private placement sources, (ii) obtaining additional funding from the sale of the Company’s securities, (iii) establishing revenues from prospective business opportunities, and (iv) obtaining loans and grants from various financial institutions where possible. Although management believes that they will be able to obtain the funding necessary for us to continue as a going concern there can be no assurances that the means for maintaining this objective will prove successful.

Capital Expenditures

None

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Off-Balance Sheet Arrangements

           As of December 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Properties

We currently maintain an office address at 600 Townsend Street Suite 1239 E, San Francisco, California.  We pay approximately $8,000 per month for rent or other fees for the use of this office. We own no physical properties, plants or real estate.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 9, 2009, the date of this annual report, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (2)
Bernard Stolar (8)	10,000,000	7.0%
Richard Jenkins(3)	5,000,000	3.5%
Leatham Stern (5)	5,750,000	4.0%
Mark Lapresle (6)	3,000,000	2.1%
Ivan Kozhuharov (7)	3,000,000	2.1%
Eric Stoppenhagen (9)	100,000	-
Carl Freer	50,995,032	35.7%
All officers and Directors as a group (5 persons)	26,850,000	18.8%

(1)
Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.  Percentages of less than one percent have been omitted from the table.

(2)	Calculated on the basis of 142,839,988 shares of Common Stock outstanding.
(3)	Mr. Jenkins is a member of our Board of Directors, and our former President, Chief Executive Officer, Chief Financial Officer, and Secretary.
(4)	Dr. Irwin became President, Chief Executive Officer, Chief Financial Officer, Secretary and a member of the Company’s Board of directors on January 30, 2009. He resigned April 2, 2007.
(5)	Mr. Stern became the Chairman of the Board of Directors of the Company on January 30, 2009.
(6)	Mr. Lapresle became a member of the Board of Directors of the Company on January 30, 2009.
(7)	Mr. Kozhuharov became Chief Technology Officer of the Company on January 30, 2009.
(8)	Mr. Stolar became President and Chief Executive Officer of the Company on April 4, 2009.
(9)	Mr. Stoppenhagen became Interim Chief Financial Officer and Secretary of the Company on April 9, 2009.

Directors and Executive Officers

Our directors will serve until successor(s) are elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

Background of officers and directors

               The name, address, age and position of our present officer and director is set forth below:

Name	Title	Age
Bernard Stolar	Chief Executive Officer since April 2009	60
Eric Stoppenhagen	Interim CFO and Secretary since April 2009	35
Leatham Stearn	Chairman of the Board since January 2009	60
Richard Jenkins	Director since August 2008	46
Mark LaPresle	Director since January 2009	58

Biographical Information

Bernard Stolar
Chief Executive Officer and President

Mr. Stolar served as Google’s Games Industry Evangelist since February of 2007. His principle focus was to ramp up Google’s in-game advertising. Mr. Stolar worked as an independent consultant for such companies Golden Gate Capital, Francisco Partners and Intel from 2002 until December of 2006.  Previously, he spent 2 years at Mattel Interactive, overseeing all of Mattel's software, online and computer-enhanced toys, including all product and business development, marketing, sales and operations. He joined Mattel in November of 1999 after serving as president and chief operating officer of Sega of America and Sega Entertainment, where he was responsible for Sega's console and PC gaming businesses in North America.  Before joining Sega, Mr. Stolar was at Sony Computer Entertainment of America during its initial launch of the Sony (SNE) PlayStation. He was responsible for planning and developing strategic direction for the company's third-party software development efforts that played a key role in the global success of the PlayStation console.  Mr. Stolar's experience in the video game business spans more than 20 years, including serving as president of the Lynx Division for Atari Corporation and founding Pacific Novelty Manufacturing, which at that time was one of the largest video arcade manufacturers in the US.

Eric Stoppenhagen
Interim CFO and Secretary

Eric Stoppenhagen, through his consulting company, Venor, Inc., focuses on financial management of small to medium businesses desiring to go public or that are public. He provides temporary CFO services helping with transaction advisory, security filings, and corporate governance requirements. Mr. Stoppenhagen has more than 10 years of financial experience, having served in an executive capacity for several public and private companies; including President of Trestle Holdings, Inc., CFO of AuraSource, Inc., President of Landbank Group, Inc., and CFO of Jardinier Corporation. Mr. Stoppenhagen is a Certified Public Accountant. He holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

Leathem Stearn
Director

Mr. Leathem Stearn has been the Managing Partner of Stearn Enterprises LLC since 1995. During his career Mr. Stearn has developed business plans, strategic models and operational plans covering all aspects of product development, production, administration, organization and finance.

Among the companies Mr. Stearn founded were Stearn Sailing Systems ("SSS") and Scunci International Ltd.  At SSS, he invented the first roller-furling jib and 2-groove head stays. He also developed the first hydraulic system for offshore racing boats and first offshore bending mast system for racing boats.  Sold the company with 70% of world racing market for racing masts and rigging.

At Scunci Int Ltd., he incepted, designed and launched, to date, the most successful fashion accessory ever sold, the Scunci hairpiece.  Stearn Enterprises, his current company, provides consulting services to startup companies. Mr Stearn has been awarded  three patents in a variety of industries.  Mr Stearn holds degrees in Naval Architecture, Marine Engineering and Aeronautical Engineering.

His sailboat racing career includes a number of world championships, inclusive of being a member of the US Olympic sailing tea and skippering an America’s Cup contender.

Mr. Stearn is not a director with any other reporting company(s) in the United States. There are no family relationships between Mr. Stearn and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Stearn (or any member of her immediate family) had or is to have a direct or indirect material interest.

Mr. Stearn has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Stearn has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Stearn has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Richard Jenkins
Director

Richard Jenkins was the Chief Executive Officer, President, Chief Financial Officer, and Secretary and Chairman of the Board of the Company from August 29, 2008 to January 30, 2009.  During this same period he also served as CEO of Media Power Inc.’s (“Media Power”) from August 2008 to the present.   Mr. Jenkins is an experienced developer of software and networks.  From Jan 2007 to August 2008, Mr Jenkins served as Media Power’s Chief Operating Officer.  Prior to serving as COO (from January 2006 to January 2007), Mr Jenkins provided technical development for Media Power. From June 2003 to January 2006, Mr. Jenkins led the development efforts for a wide variety of web and network development projects including serving as the Chief Executive Officer of Cybertown.Net, Independent developer for Microsoft, Sprint and HRL (Dept of Defense contractor).  Mr. Jenkins majored in Political Science and Business at Northwestern University in Evanston Illinois.

Mr. Jenkins is not a director with any other reporting company(s) in the United States. There are no family relationships between Mr. Jenkins and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Jenkins (or any member of her immediate family) had or is to have a direct or indirect material interest.

Mr. Jenkins has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Jenkins has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Jenkins has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Mark LaPresle
Director

Since 1990, Mark Lapresle has worked in the entertainment industry as a construction coordinator with I.A.T.S.E. Local 44. His chief responsibilities are to oversee the construction of movie sets for the production of films

Mr. Lapresle is not a director with any other reporting company(s) in the United States. There are no family relationships between Mr. Lapresle and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Lapresle (or any member of her immediate family) had or is to have a direct or indirect material interest.

           Mr. Lapresle has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Lapresle has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Lapresle has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Board Committees

As of this date, our board of directors has not appointed an audit committee or compensation committee as we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.

Executive Compensation

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

							NonEquity	Nonqualified Deferred	All
Name	Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Incentive Plan Compensation	Compensation Earnings	Other Compensation	Total
Mike Lizarraga (1)	Former President	2008	$3,500	0	0	0	0	0	0	$3,500
	CEO, CFO	2007	$3,000	0	0	0	0	0	0	$3,000

Richard Jenkins (2)	Former President, CEO, CFO, Secty.	2008	$0	0	0	0	0	0	0	0
		2007	$0	0	0	0	0	0	0	0

Jason Irwin (3)	Former President, CEO, CFO, Secty.	2008	$0	0	0	0	0	0	0	0
		2007	$0	0	0	0	0	0	0	0
(1)           Mr. Lizarraga resigned as President, CEO and CFO of the Company on August 29, 2008.
(2)           Mr. Jenkins served as President, CEO, CFO and Secretary of the Company from August 29, 2008 through January 30, 2009.

(3)           Dr. Irwin became President, CEO, CFO and Secretary of the Company on January 30, 2009.  Effective as of April 2, 2009 Jason Irwin resigned as a member of the Board of Directors and as President, Chief Executive Officer, Chief Financial Officer and Secretary.

Our directors do not receive any compensation for serving as a member of the board of directors.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

On April 4, 2009, we entered into an executive employment agreement with Bernard Stolar to serve as President and Chief Executive Officer.  The contract is at will.  Under the agreement, Mr. Stolar will be paid an annual rate of $250,000 for the first year, $325,000 for the second year, and a 5% increase every year there after.  Additionally, Mr. Stolar shall be entitled to an annual bonus equal to 2% of our net profits before income taxes. Under this agreement, Mr. Stolar was granted 10 million shares of our Common Stock (subject to a repurchase option by the Company).

On April 5, 2009, we entered into a Consulting, Confidentiality and Proprietary Rights Agreement (the “CCP Agreement”) with Venor, Inc. (an entity wholly owned by Mr. Stoppenhagen, our Interim Chief Financial Officer and Secretary).  Effective April 8, 2009, Mr. Stoppenhagen shall perform duties normally assigned to a chief financial officer of a reporting entity through December 31, 2009.  Pursuant to the CCP Agreement Mr. Stoppenhagen shall receive 100,000 shares of common stock, upon receiving a funding in excess of $20,000,000 or more, Mr. Stoppenhagen shall be paid at a rate of $6,000 per month, plus for additional services outside the scope of the CCP Agreement, Mr. Stoppenhagen shall bill at a rate of $250 per hour unless otherwise agreed in writing.

Director Compensation

Currently, we do not pay any compensation to members of our board of directors for their service on the board.  However, we intend to review and consider future proposals regarding board compensation.

Certain Relationships and Related Transactions

                The Company currently has no any transactions with related persons. Information with respect to prior related party transactions has been previously reported on Form 10-K for the fiscal year ended December 30, 2007 filed by Company.

Director Independence

The Board of Directors of the Company have determined that Leatham Stearn and Mark LaPresle are “independent directors” as per the definition set forth under Nasdaq Marketplace Rule 4200 (15).

Legal Proceedings

We are not presently a party to any litigation.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

In conjunction with an Amendment to our Articles of Incorporation, which changed the name of the Company to GetFugu, Inc., effective March 25, 2009, the Company’s trading symbol on the Over The Counter Bulletin Board is “GFGU.”  From February 22, 2009 through March 25, 2009 the Company’s trading symbol was “MDEO”, and prior to then the symbol was “MDRQ”. There has been no active trading market for our Common Stock.

As of April 9, 2009, we had 142,839,988 shares of $0.001 par value common stock issued and outstanding.  Of the 142,839,988 shares of common stock outstanding as of April 9, 2009, 26,850,000 shares are owned by our officers and directors.

The stock transfer agent for our securities is Empire Stock Transfer, Inc.

Equity Compensation Plans

Except for employment arrangements with Mr. Stolar and Mr. Stoppenhagen, the Company has no compensation plans under which equity securities of the Company are authorized for issuance.

Holders

As of April 9, 2009, there are 44 holders of record for our common stock.

Dividends

As of the date of this annual report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Recent Sales of Unregistered Securities

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

Description of Securities

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the SEC as exhibits to this Current Report on Form 8-K.

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and no shares of preferred stock.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Indemnification of Directors and Officers

Nevada Law

 Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, we have adopted the following indemnification provisions in our Bylaws for our directors and officers:

Article Eleven: Indemnification:  Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdictions that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights to indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Item 3.02 Unregistered Sales of Equity Securities.

Assignment Agreement

As more fully described in Item 2.01 above, in connection with the Assignment Agreement, on the Closing Date, we issued 25,000,000 shares of our common stock to Mara Group, Ltd. in exchange for the Patent Applications. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to Mara Group, Ltd. pursuant to the Assignment Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the Mara Group, Ltd. which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Private Placement

The Company raised a total of $502,500 in a private placement of 1,005,000 shares of restricted common stock at $0.50 a share in April 2009.  The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the investors which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.06   Change in Shell Company Status.

Responsive information to this Item can be found under item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1           Agreement for the Assignment of Patent Rights between Madero, Inc. and Mara Group, Ltd. dated April 9, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2009	MADERO, INC.

Bernard Stolar President and Chief Executive Officer